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                                                                   EXHIBIT 10.15


                                  S2 GOLF INC.
                            1998 EMPLOYEE STOCK PLAN

                                    ARTICLE 1
                                     GENERAL

1.01.      PURPOSE.

           The purposes of this 1998 Employee Stock Plan (the "Plan") are to:
(1) provide awardees, including certain employees and consultants of S2 Golf Inc. (the "Company"), with an equity ownership in the Company commensurate with Company performance, as reflected in increased stockholder value; (2) maintain competitive compensation levels; and (3) provide an incentive to employees for continuous employment with the Company.

1.02.      EFFECTIVE DATE AND TERM OF PLAN.

           (a) The Plan shall become effective as of June 30, 1998.

           (b) No awards shall be made under the Plan after June 30, 2008; provided, however, that the Plan and all awards made under the Plan prior to that date shall remain in effect until those awards have been satisfied or terminated in accordance with the Plan and the terms of the awards.

1.03.      ADMINISTRATION.

           (a) ADMINISTRATOR. Except as further provided in this Section 1.02(a), the Plan shall be administered by the full membership of the Board of Directors of the Company (the "Board") or a subcommittee of the Board (the "Committee") composed of at least two members who shall be appointed by, and serve at the pleasure of, the Board. The Board and the Committee are each alternatively called the "Administrator." If a Committee is appointed, each member of the Committee must be a "non-employee director" within the meaning of Rule 16b-3 ("Rule l6b-3"), as amended from time to time, under the Securities Exchange Act of 1934, as amended.

           (b) COMMITTEE ACTION. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members present at a meeting at which a quorum is present, or which is authorized in writing by all members, shall be the action of the Committee. A member participating in a meeting by telephone or similar communications equipment shall be deemed present for this purpose if the member or members who are present in person can hear him and he can hear them.

           (c) AUTHORITY OF THE ADMINISTRATOR. The Administrator shall have the power: (1) to determine and designate in its sole and absolute discretion from time to time those employees of the Company and non-employees who are eligible to participate in the Plan and to whom awards are to be granted; (2) to authorize the granting of options; (3) to determine the



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number of shares granted under an option award, subject to limitations provided under Section 1.05; (4) to determine the time or times and the manner when each award shall be exercisable and the duration of the exercise period, subject to limits provided under Section 2.04; and (5) impose limitations, restrictions and conditions upon any award as the Administrator shall deem appropriate.

                  The Administrator may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the implementation or administration of the Plan, any grants hereunder and any agreement relating to any grant and may make other determinations and take other action as it deems necessary or advisable. An interpretation, determination or other action made or taken by the Administrator shall be final, binding and conclusive.

           (d) INDEMNIFICATION OF ADMINISTRATOR. In addition to other rights that they may have as members of the Board, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding (a "Proceeding"), or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award granted thereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such Proceeding, except in relation to matters as to which it shall be adjudged in the Proceeding that the action or failure to act by the member of the Administrator constituted self-dealing, willful misconduct or recklessness; provided that the member of the Administrator shall in writing offer the Company the opportunity, at its own expense, to handle and defend the Proceeding within 60 days after institution thereof.

1.04.      ELIGIBILITY FOR PARTICIPATION.

           Participants in the Plan shall be selected by the Administrator from the Company's employees, including executive officers of the Company, whom the Administrator deems capable of making a contribution to the success of the Company. In addition, non-employee consultants and agents who have the capability of making a contribution to the success of the Company may also participate in the Plan. In making this selection and in determining the form and amount of awards, the Administrator shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

1.05.      LIMITATION ON AWARDS.

           (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of the Company ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan shall be 500,000. The Administrator may not grant options exercisable for more than 125,000 shares of Common Stock under the Plan in any calendar year.

           (b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:



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                  (i) all the shares issued (including the shares, if any,
withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of a Stock Option; and

                  (ii) only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of a Stock Option, if payment of the exercise price in such manner is permitted under the terms of the award.

           (c) Shares tendered by a participant as payment for shares issued upon exercise of a Stock Option shall be available for issuance under the Plan, if payment of the exercise price in such manner is permitted under the terms of the award. Any shares of Common Stock subject to a Stock Option which for any reason is terminated unexercised, or expires, shall again be available for issuance under the Plan.


                                    ARTICLE 2
                                  STOCK OPTIONS

2.01.      AWARD OF STOCK OPTIONS.

           The Administrator may from time to time, and subject to the provisions of the Plan and other terms and conditions as the Administrator may prescribe, grant to any participant in the Plan one or more options to purchase the number of shares of Common Stock ("Stock Options") allotted by the Administrator. The exercise price for such Stock Options shall be payable in cash, or, if the Administrator shall so specify, shares of previously owned Common Stock or Common Stock issuable on exercise of the Stock Option. The date a Stock Option is granted is the date selected by the Administrator as of which the Administrator allots a specific number of shares to a participant pursuant to the Plan.

2.02.      STOCK OPTION AGREEMENTS.

           The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of a Stock Option, stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in the form as the Administrator may from time to time determine.

2.03.      STOCK OPTION PRICE.

           Except in the case of an exchange of a Stock Option granted under this Plan for a stock option granted outside this Plan, the option price per share of Common Stock deliverable upon the exercise of a Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Stock Option is granted. The "fair market value of a share of Common Stock on the date the Option is granted" means the average of the high and low prices of the Common Stock as reported on the Nasdaq Small Cap System on the last trading day prior to the time the Stock Option is granted, or if the Common Stock ceases to be traded on the Nasdaq Small Cap System, the last


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determinable market price or value as reasonably determined by the Administrator in accordance with customarily accepted practices for determining the price or value of stock traded in a like manner as the Common Stock is then traded. If a Stock Option is granted under this Plan in exchange for a stock option granted outside this Plan, the per share exercise price of the Stock Option issued under this Plan may, at the election of the Administrator, be the same price as that of the stock option granted outside this Plan which is being exchanged.

2.04.      TERM AND EXERCISE.

           Each Stock Option shall first be exercisable and/or become exercisable according to the vesting schedule as is determined by the Administrator and provided in the Stock Option Agreement. Each Stock Option shall be for a term of ten years, subject to earlier termination as provided in
Section 2.07, unless the Stock Option Agreement expressly provides for a different term, not in excess of ten years, and/or expressly provides that any or all of the provisions of Section 2.07 shall not apply. No Stock Option shall be exercisable after the expiration of its option term.

2.05.      MANNER OF PAYMENT.

           Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company, in full, the option price for the shares with cash or, if the terms of the award so permit, with previously owned Common Stock or Common Stock issuable on exercise of the Stock Option.

2.06.      CERTIFICATES.

           As soon as practicable after receipt of payment for shares of Common Stock purchased upon the exercise of a Stock Option, the Company shall deliver to the optionee a certificate or certificates for the shares of Common Stock. The optionee shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder.

2.07.      TERMINATION OF EMPLOYMENT.

           (a) DEATH OF OPTIONEE. Upon the death of the optionee, any rights exercisable on the date of death may be exercised by the optionee's estate, or by a person who acquires the right to exercise the Stock Option by bequest or inheritance or by reason of the death of the optionee, provided that the exercise occurs prior to the earlier of (i) the end of the remaining term of the Stock Option and (ii) one year after the optionee's death. The provisions of this Section shall apply notwithstanding the fact that the optionee's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

           (b) RETIREMENT OR DISABILITY. Upon termination of the optionee's employment by reason of retirement or permanent disability (as each is determined by the Administrator), the


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optionee may, within 36 months from the date of termination, exercise any Stock
Options to the extent the options are exercisable during the 36-month period.

           (c) Termination for Other Reasons. Except as provided in Sections 2.07(a) or (b), or except as otherwise determined by the Administrator, all Stock Options shall terminate three months after the termination of the optionee's employment.


                                    ARTICLE 3
                                  MISCELLANEOUS

3.01.      GENERAL RESTRICTION.

           Each award under the Plan shall be subject to the requirement that, if at any time the Administrator shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, the granting of the award or the issue or purchase of shares of Common Stock thereunder, the award may not be consummated in whole or in part unless the listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Administrator.

3.02.      NON-ASSIGNABILITY.

           No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, the award shall be exercisable only by that person or by that person's guardian or legal representative.

3.03.      WITHHOLDING TAXES.

           Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for the shares. Alternatively, the Company may issue or transfer the shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

3.04.      RIGHT TO TERMINATE EMPLOYMENT.

           Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the participant.


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3.05.      NON-UNIFORM DETERMINATIONS.

           The Administrator's determinations under the Plan (including without limitation determination of the persons to receive awards, the form, amount and timing of the awards, the terms and provisions of the awards and the agreements evidencing them) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not the persons are similarly situated.

3.06.      RIGHTS AS A STOCKHOLDER.

           The recipient of any award under the Plan shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to the recipient.

3.07.      LEAVES OF ABSENCE.

           The Administrator shall be entitled to make rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Administrator shall be entitled to determine (i) whether or not any leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any leave of absence on awards under the Plan previously made to any recipient who takes a leave of absence.

3.08.      NEWLY ELIGIBLE EMPLOYEES.

           The Administrator shall be entitled to make rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

3.09.      ADJUSTMENTS.

           In any event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Administrator may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to awards previously granted under the Plan, the exercise price of awards previously granted under the Plan and any and all other matters deemed appropriate by the Administrator.

3.10.      AMENDMENT OF THE PLAN.

           The Board may terminate this Plan, and may, without action by the stockholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan, including, without limitation, amendments, conditions or modifications in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

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